Exhibit 4.2

FIFTEENTH SUPPLEMENTAL INDENTURE

FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 3, 2013, among IONIAN TECHNOLOGIES INC., STANDING STONE, INC., AVEE LABORATORIES INC., ALERE INFORMATICS, INC., ALERE WELLOGIC, LLC, ESCREEN, INC., ATS LABORATORIES, INC., SCREEN TOX, INC., GLOBAL ANALYTICAL DEVELOPMENT LLC, AND PEMBROOKE OCCUPATIONAL HEALTH, INC. (collectively, the “New Guarantors”), which are Subsidiaries of Alere Inc. (or its successor) (the “Issuer”), ALERE INC., a Delaware corporation, on behalf of itself and the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer has heretofore executed and delivered an Indenture dated as of May 12, 2009, as amended, supplemented and modified by a Ninth Supplemental Indenture dated as of September 21, 2010, an Eleventh Supplemental Indenture dated as of June 16, 2011, and a Thirteenth Supplemental Indenture dated as of June 16, 2011 (as so amended, supplemented or modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 8.625% Senior Subordinated Notes due 2018 (the “Notes”);

WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause each of the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Trustee and, on behalf of itself and the Existing Guarantors, the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Guarantee. Each of the New Guarantors hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS:

IONIAN TECHNOLOGIES INC.

STANDING STONE, INC.

AVEE LABORATORIES INC.

ALERE INFORMATICS, INC.

ALERE WELLOGIC, LLC

ESCREEN, INC.

ATS LABORATORIES, INC.

SCREEN TOX, INC.

PEMBROOKE OCCUPATIONAL HEALTH, INC., as New Guarantors

By:	/s/ Ellen V. Chiniara
Name: Ellen V. Chiniara Title: Secretary

GLOBAL ANALYTICAL DEVELOPMENT LLC, as a New Guarantor

By: ATS LABORATORIES, INC., ITS MANAGING MEMBER

By:	/s/ Ellen V. Chiniara
Name: Ellen V. Chiniara
Title: Secretary

Signature Page to Fifteenth Supplemental Indenture

ISSUER: ALERE INC.

By:	/s/ David A. Teitel
Name: David A. Teitel Title: Chief Financial Officer and Treasurer

Signature Page to Fifteenth Supplemental Indenture

EXISTING GUARANTORS:

ALERE HEALTH, LLC

ALERE HEALTHCARE OF ILLINOIS, INC.

ALERE HEALTH IMPROVEMENT COMPANY

ALERE HOME MONITORING, INC.

ALERE INTERNATIONAL HOLDING CORP.

ALERE NEWCO, INC.

ALERE NEWCO II, INC.

ALERE NORTH AMERICA, INC.

ALERE OF NEW YORK, INC.

ALERE SAN DIEGO, INC.

ALERE SCARBOROUGH, INC.

ALERE US HOLDINGS, LLC

ALERE WELLBEING

ALERE WELLOLOGY, INC.

ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

AMEDITECH INC.

BINAX, INC.

BIOSITE INCORPORATED

FIRST CHECK DIAGNOSTICS CORP.

FIRST CHECK ECOM, INC.

By:	/s/ David A. Teitel

Name: David A. Teitel

Title (respectively): Vice President and Treasurer; Vice President, Finance and Treasurer; Vice President and Treasurer; Vice President, Finance; President; President; President; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance and Treasurer; Vice President and Treasurer; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance

Signature Page to Fifteenth Supplemental Indenture

EXISTING GUARANTORS (continued):

INNOVACON, INC.

INSTANT TECHNOLOGIES, INC.

INVERNESS MEDICAL, LLC

IVC INDUSTRIES, INC.

QUALITY ASSURED SERVICES, INC.

REDWOOD TOXICOLOGY LABORATORY, INC.

RMD NETWORKS, INC.

RTL HOLDINGS, INC.

SELFCARE TECHNOLOGY, INC.

ZYCARE, INC.

By:	/s/ David A. Teitel

Name: David A. Teitel

Title (respectively): Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; Chief Financial Officer and Treasurer

Signature Page to Fifteenth Supplemental Indenture

EXISTING GUARANTORS (continued): ALERE TOXICOLOY SERVICES, INC. LABORATORY SPECIALISTS OF AMERICA, INC.

By:	/s/ Jay McNamara
Name: Jay McNamara Title: Assistant Secretary

Signature Page to Fifteenth Supplemental Indenture

U.S. BANK NATIONAL ASSOCATION, as Trustee

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor Title: Vice President

Signature Page to Fifteenth Supplemental Indenture